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                                                               Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form 8-K of Foilmark, Inc. of our report dated June 26, 1998, appearing in the Annual Report on Form 10-K of HoloPak Technologies, Inc. for the year ended March 31, 1998.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
May 3, 1999